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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                         CHASE CREDIT CARD MASTER TRUST
                 Series 2000-1, Series 2000-2 and Series 2000-3
 -------------------------------------------------------------------------------
                             (Issuer of Securities)

                         CHASE MANHATTAN BANK USA, N.A.
                             (Sponsor of the Trust)
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      United States                     333-74303             22-2382028
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


           802 Delaware Avenue, Wilmington, Delaware         19801
           -----------------------------------------      ----------
           (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5050

If this Form relates to the registration of a       If this Form relates to the registration of a
class of debt securities and is effective upon      class of debt securities and is to become
filing pursuant to General Instruction A (c)        effective simultaneously with the
(1) please check the following:                     effectiveness of a concurrent registration
                                                    statement under the Securities Act of 1933
____                                                pursuant to General Instruction A (c) (2)
                                                    please check the following:


                                                    ____



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Securities to be registered to Section 12(b) of the Act:

       Title of each Class                     Name of each Exchange on which
        to be registered                       each Class is to be registered

---------------------------------              ---------------------------------

---------------------------------              ---------------------------------

Securities to be registered pursuant to Section 12 (g) of the Act:

Class A Floating Rate Asset Backed Notes, Series 2000-1
--------------------------------------------------------------------------------
                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2000-1
--------------------------------------------------------------------------------
                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2000-1
--------------------------------------------------------------------------------
                           (Title of Class)

Class A Floating Rate Asset Backed Notes, Series 2000-2
--------------------------------------------------------------------------------
                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2000-2
--------------------------------------------------------------------------------
                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2000-2
--------------------------------------------------------------------------------
                           (Title of Class)

Class A Floating Rate Asset Backed Notes, Series 2000-3
--------------------------------------------------------------------------------
                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2000-3
--------------------------------------------------------------------------------
                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2000-3
--------------------------------------------------------------------------------
                           (Title of Class)


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Item 1. Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of each prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectuses are hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




----------------
* Incorporated by reference to the Registrant's Registration Statement


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 23, 2001

                                                 Chase Manhattan Bank USA, N.A.


                                                 By:  /s/ Miriam K. Haimes
                                                 -------------------------------
                                                 Name:    Miriam K. Haimes
                                                 Title:   Financial Director